UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

RTW, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-25508	41-1440870

(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437

(Address of principal executive offices and Zip Code)

(952) 893-0403

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry Into A Material Definitive Agreement
Item 8.01 Other Events
SIGNATURES

Item 1.01 — Entry Into A Material Definitive Agreement

Compensation to Non-employee Directors

     On June 15, 2005, each non-employee director of RTW, Inc., other than the Chairman Emeritus David C. Prosser, was issued a non-qualified option under the RTW Inc, 1994 Stock Plan to purchase 2,500 shares of common stock at a price of $9.87, expiring in ten years, vesting over three years beginning one year from the date of grant. The options expire one year after the individual ceases to be a director. Directors receiving option grants were John O. Goodwyne, Gregory D. Koschinska, William J. Deters, Vina L. Marquart and John W. Prosser.

Amendment to RTW, Inc. Employee Stock Purchase Plan

     The shareholders, at the June 15, 2005 Annual Meeting of Shareholders, approved an amendment to the RTW, Inc. Employee Stock Purchase Plan to increase by 50,000 shares the number of shares authorized under the plan.

Approval of the RTW, Inc. 2005 Stock Plan

     The shareholders, at the June 15, 2005 Annual Meeting of Shareholders, approved the 2005 RTW, Inc. Stock Plan and authorized 300,000 shares for issuance under the Plan.

Item 8.01 Other Events

Election of Directors

     The shareholders, at the June 15, 2005 Annual Meeting of Shareholders, re-elected William J. Deters and John W. Prosser as directors to serve until the 2008 Annual Meeting of Shareholders.

Ratification of Ernst & Young LLP as independent registered public accountants

     The shareholders, at the June 15, 2005 Annual Meeting of Shareholders, ratified the appointment of Ernst & Young, LLP as the independent registered public accountants for the Company for the year ending December 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: June 15, 2005	By /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)

2